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                                                                  EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-23821, 333-23823, 333-23825, 333-23827,
333-43447, 333-52807 and 333-52809) of Ingram Micro Inc. of our report dated February 10, 1999, except as to Note 14, which is as of February 19, 1999 appearing on page 51 of the 1998 Annual Report to Shareowners of Ingram Micro Inc. which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Costa Mesa, California
March 29, 1999